Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01DAAD 1 U P X + Special Meeting Proxy Card — Ecolab Inc. Authorized Signatures — This section must be completed for your vote to be counted. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT SPECIAL MEETING INFORMATION Proposals — You must sign the card below for your vote to be tabulated. A The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain For Against Abstain For Against Abstain 1. Approve the issuance of shares of Ecolab common stock to the stockholders of Nalco Holding Company pursuant to the merger contemplated by the Agreement and Plan of Merger dated as of July 19, 2011. 2. Adopt an amendment to Ecolab’s restated certificate of incorporation following completion of the merger to increase the number of authorized shares of Ecolab common stock to 800,000,000 shares. 3. Adjourn the Ecolab special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 2 1 5 5 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by [.] Eastern Time, on [.], 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ECL • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. //

Directions to the Ecolab Special Meeting Ecolab’s Corporate Center is located in downtown Saint Paul at 370 Wabasha Street North, at the corner of 5th Street and Wabasha. There are numerous parking ramps and parking meters within easy walking distance. The closest parking ramps are located at the Victory Ramp, Lawson Commons and Macy’s. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ECOLAB INC. SPECIAL MEETING OF STOCKHOLDERS [.] The undersigned hereby appoints Douglas M. Baker, Jr., James J. Seifert and Michael C. McCormick, and each of them, with power of substitution to each as proxies to represent the undersigned at the Special Meeting of Stockholders of Ecolab Inc., to be held in St. Paul, Minnesota, at the Ecolab Corporate Center at [.] a.m. on Thursday, [.], 2011 and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as indicated on the reverse side. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or Internet voting services. Proxy — Ecolab Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.